UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 18, 2010 (August 13, 2010)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry Into a Material Definitive Agreement

American Defense Systems, Inc. (the “Company”) previously entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated March 7, 2008, with certain investors (the “Series A Holders”), pursuant to which the investors acquired shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”).  Pursuant to the terms of the Series A Preferred set forth in Exhibit A (Certificate of Designations, Preferences and Rights of such Series A Preferred) to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Designations”), the Company was required to redeem any outstanding shares of the Series A Preferred on the Maturity Date, December 31, 2010, as such term is further defined therein (the “Mandatory Redemption Provision”).  On April 8, 2010, the Company entered into a waiver agreement with the Series A Holders, pursuant to which the Series A Holders agreed to extend the Maturity Date from December 31, 2010 to April 1, 2011.

Effective August 13, 2010, the Company entered into a waiver agreement with the Series A Holders (the “Waiver Agreement”) that further extended the Maturity Date from April 1, 2011 to July 1, 2011 (the period from December 31, 2010 to July 1, 2011 is referred to as the “Extension Period”).  Pursuant to the Waiver Agreement, during the Extension Period, (i) the Series A Holders agreed to waive any right to the redemption of the Series A Preferred under the Mandatory Redemption Provision until the last day of the Extension Period, (ii) the Company’s failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period shall be deemed not to be a breach of such provision or the terms and conditions of, or applicable to, the Series A Preferred and (iii) the Series A Holders agreed to waive (A) all rights and remedies that would otherwise be available to the Series A Holders under the Certificate of Designations or any other Transaction Documents (as such term is defined in the Purchase Agreement) as a result of the Company’s failure to comply with the Mandatory Redemption Provision during the Extension Period to the extent that such rights or remedies arise as a result of the existence or continuation of the Company’s failure to comply with the Mandatory Redemption Provision and (B) any Equity Conditions Failure and any Triggering Event otherwise arising under the Certificate of Designations as a result of any such failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period.

The description of the terms of the Waiver Agreement set forth herein is qualified in its entirety to the full text of the Waiver Agreement, which is filed as an exhibit hereto.

Item 3.03            Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits

10.1	Waiver Agreement between the Company and Series A Holders, dated August 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2010

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Waiver Agreement between the Company and Series A Holders, dated August 13, 2010.